UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2013 (September 10, 2013)

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway

Overland Park, Kansas 66251

(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2013, Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) (the “Company”), a subsidiary of Sprint Corporation, and Steven L. Elfman, President - Network, Technology and Operations, entered into an amendment (the “Amendment”) to Mr. Elfman’s employment agreement (the “Agreement”). The Amendment provides certain benefits to Mr. Elfman in exchange for continuing his employment with the Company through the earlier of certain specified employment terminations and January 2, 2015, as follows:

•	Relocation of Mr. Elfman’s place of performance to Seattle, Washington with eligibility for benefits under the Company’s senior executive relocation program;

•	Any change in Mr. Elfman’s reporting relationship to anyone other than the Chief Executive Officer or the Board would constitute an event of Good Reason (as defined in the Agreement); and

•	Following any termination of Mr. Elfman’s employment other than for Cause, death or Disability (each as defined in the Agreement) (“Termination Date”) and contingent on execution of a general release in favor of the Company, (a) continued vesting of unvested stock options and restricted stock units (“RSUs”) awarded in 2012 through the original scheduled vesting date, and (b) prorated acceleration of unvested RSUs awarded in 2013 based on the Termination Date compared to the three-year vesting period ending on February 27, 2016 with such RSUs that are performance-based subject to performance adjustment.

The Amendment is contingent on Mr. Elfman’s agreement that the relocation, subsequent changes in his duties and responsibilities, or reduction after January 2, 2015 in his compensation do not constitute Good Reason (as defined in the Agreement) in connection with the Change in Control (as defined in the Agreement) that occurred with the SoftBank transaction.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Employment Agreement, dated September 10, 2013, between Steven L. Elfman and Sprint Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	Sprint Corporation

	By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady, Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to the Amended and Restated Employment Agreement, dated September 10, 2013, between Steven L. Elfman and Sprint Communications, Inc.